Exhibit 10.10

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on November 22, 2022, by and between ACE Convergence Acquisition Corp., a Cayman Islands exempted company (“Issuer”), and the undersigned subscriber (the “Investor”).

WHEREAS, Issuer and Investor desire to enter into this Subscription Agreement in connection with (a) that certain First Amended and Restated Loan and Security Agreement dated as of November 22, 2022, as it may be amended or further restated from time-to-time (the “Loan and Security Agreement”), to be entered into by and among Structural Capital Investments III, LP (“SCI”), Series Structural DCO II series of Structural Capital DCO, LLC (“DCO”), CEOF Holdings LP (“CEOF”), SQN Tempo Automation, LLC (“SQNTA”), SQN Venture Income Fund II, LP (“SQNVIFII” and together with SCI, DCO, CEOF and SQNTA, “Lenders” and each a “Lender”), Ocean II PLO LLC, in its capacity as administrative and collateral agent (“Agent”) and Tempo Automation, Inc. (“Borrower” or the “Company”) and (b) the Amended and Restated Agreement and Plan of Merger, dated as of August 12, 2022, as amended on September 7, 2022 and September 23, 2022 (as may be amended, supplemented or otherwise modified from time to time, the “Transaction Agreement”), by and among Issuer, the Company, ACE Convergence Subsidiary Corp., a Delaware corporation and a direct wholly owned subsidiary of Issuer (“Merger Sub”), and the other parties thereto, pursuant to which, among other things, Merger Sub will merge with and into the Company, with the Company surviving such merger as a wholly owned subsidiary of Issuer (collectively, the “Transaction”);

WHEREAS, prior to the closing of the Transaction (and as more fully described in the Transaction Agreement), Issuer will domesticate as a Delaware corporation in accordance with Section 388 of the General Corporation Law of the State of Delaware and Part XII of the Cayman Islands Companies Law (2020 Revision) (the “Domestication”);

WHEREAS, in connection with the Transaction, Issuer is seeking commitments from interested investors to purchase, following the Domestication and substantially concurrently with the closing of the Transaction, shares of Issuer’s common stock, par value $0.001 per share, as such shares will exist as common stock following the Domestication (the “Shares”), in a private placement for a purchase price of $10.00 per share (the “Per Share Subscription Price”);

WHEREAS, the aggregate purchase price to be paid by the Investor for the Committed Shares (as defined herein) (as set forth on the signature page hereto) is referred to herein as the “Subscription Amount”;

WHEREAS, the Subscription Amount is to be paid by offsetting it against a portion of the debt the Company owes Investor under the Loan and Security Agreement in accordance with the terms of the Loan and Security Agreement;

WHEREAS, Issuer has entered into separate subscription agreements with certain other investors (collectively, the “Other Investors”), which agreements have subsequently been amended and restated (collectively, the “Other Subscription Agreements”), relating to the purchase of Shares for the Per Share Subscription Price; and

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Investor and Issuer acknowledges and agrees as follows:

1.            Subscription; Additional Shares.

(a)            The Investor hereby irrevocably subscribes for and agrees to purchase from Issuer the number of Shares set forth on the signature page of this Subscription Agreement (the “Committed Shares”) on the terms and subject to the conditions provided for herein. Subject to the last sentence of Section 2(a), the Investor acknowledges and agrees that, as a result of the Domestication, the Committed Shares that will be issued pursuant hereto shall be shares of common stock in a Delaware corporation (and not shares in a Cayman Islands exempted company).

(b)            In addition to the Committed Shares, the Investor shall be entitled to receive its Pro Rata Portion of up to 2,000,000 additional Shares (the “Incentive Shares”), as such amount may be reduced by the Non-Redemption Amount in accordance with Section 1(g), on the terms and subject to the conditions provided for herein as an incentive to subscribe for and purchase the Committed Shares. For purposes of this Subscription Agreement, the Investor’s “Pro Rata Portion” shall equal a fraction (expressed as a percentage), the numerator of which is the total number of Committed Shares purchased by the Investor hereunder, and the denominator of which is the total number of Shares that are purchased by the Investor, the Other Investors and any other investors eligible to receive Incentive Shares. Investor’s receipt of the Incentive Shares is conditioned upon the satisfaction or waiver of the conditions set forth in Section 2 and in Section 3 below. Subject to the last sentence of Section 2(a), the Investor acknowledges and agrees that, as a result of the Domestication, the Incentive Shares that will be issued pursuant hereto shall be shares of common stock in a Delaware corporation (and not shares in a Cayman Islands exempted company).

(c)            In the event that the Adjustment Period VWAP (as defined herein) is less than $10.00 per Share (as adjusted for any stock split, reverse stock split or similar adjustment following the closing of the Transaction), Investor (or its permitted assigns) shall be entitled to receive from Issuer a number of additional Shares equal to (such additional shares, if any, the “Additional Shares”) (i) (A) (x) the number of Held Committed Shares (as defined herein) times (y) $10.00 (as adjusted for any stock split, reverse stock split or similar adjustment following the closing of the Transaction) minus the Adjustment Period VWAP minus (B) the number of Incentive Shares times the Adjustment Period VWAP divided by (ii) the Adjustment Period VWAP. For the purposes of this Agreement, “Held Committed Shares” means the number of Committed Shares (as defined herein) issued to Investor at the closing of the subscription contemplated hereby (the “Initial Closing”) that Investor (or its permitted assigns) holds on the Measurement Date (as defined herein), it being understood that in the event Investor sells any Shares prior to the Measurement Date, such sales shall be deemed to have been first of Committed Shares and then of other Shares (including Incentive Shares). Notwithstanding anything to the contrary herein, no fraction of a Share will be issued pursuant to this Section 1(b), and if Investor (or its permitted assigns) would otherwise be entitled to a fraction of a Share, the number of Additional Shares to be issued to Investor (or its permitted assigns) will instead be rounded down to the nearest whole Share, without payment in lieu of such fractional Share. The Investor acknowledges and agrees that, as a result of the Domestication, the Additional Shares, if any, issued pursuant hereto shall be shares of common stock in a Delaware corporation (and not shares in a Cayman Islands exempted company).

(d)            For purposes of this Subscription Agreement: (i) the “Adjustment Period VWAP” means the higher of (x) the average of the VWAP of a Share, determined for each of the Trading Days during the Adjustment Period (as defined herein), and (y) $4.00 (as adjusted for any stock split, reverse stock split or similar adjustment following the closing of the Transaction); (ii) the “Adjustment Period” means the thirty (30) calendar day period beginning on and including the Resale Shelf Effectiveness Date; (iii) “business day” means a day, other than a Saturday, Sunday or other day on which commercial banks in New York, New York or governmental authorities in the Cayman Islands (for so long as Issuer remains domiciled in Cayman Islands) are authorized or required by law to close; (iv) the “Measurement Date” means the last day of the Adjustment Period; (v) “Stock Exchange” means the securities exchange or market, if any, on which the Shares are then listed; (vi) “Trading Day” means any day on which (A) there is no VWAP Market Disruption Event and (B) trading in the Shares generally occurs on the Stock Exchange; provided, that, if the Shares are not so listed or traded on a Stock Exchange, then “Trading Day” means a business day; (vii) “VWAP Market Disruption Event” means, with respect to any date, (A) the failure by the Stock Exchange to open for trading during its regular trading session on such date or (B) the occurrence or existence, for more than a one half-hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Shares or in any options contracts or futures contracts relating to the Shares, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date; (viii) “VWAP” means, for any Trading Day, the per share volume weighted average price of the Shares as displayed under the heading “Bloomberg VWAP” on the applicable Bloomberg page (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or, if such volume weighted average price is unavailable, the market value of one Share on such Trading Day, determined, using a volume weighted average price method, by a nationally recognized independent investment banking firm selected by Issuer); and (ix) “Resale Shelf Effectiveness Date” means the date on which the initial Registration Statement (as defined herein) is declared effective by the Commission (as defined below). The VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

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(e)            In the event that the Additional Period VWAP (as defined herein) is less than the Adjustment Period VWAP (as adjusted for any stock split, reverse stock split or similar adjustment following the closing of the Transaction), Investor (or its permitted assigns) shall be entitled to receive from Issuer a number of additional Shares (such additional shares, if any, the “Additional Period Shares”) equal to the lesser of (1) such Investor’s respective Pro Rata Portion of up to 1,000,000 additional Shares (the “Additional Period Shares Pool”), as such amount may be reduced by the Non-Redemption Amount in accordance with Section 1(g), and (2) (i) (A) (x) the number of Additional Period Held Committed Shares (as defined herein) times (y) the Adjustment Period VWAP minus the Additional Period VWAP minus (B) the number of Incentive Shares times the Additional Period VWAP divided by (ii) the Additional Period VWAP. For the purposes of this Agreement, “Additional Period Held Committed Shares” means the number of Committed Shares issued to Investor at Initial Closing that Investor (or its permitted assigns) holds on the Additional Period Measurement Date (as defined herein), it being understood that in the event Investor sells any Shares prior to the Additional Period Measurement Date, such sales shall be deemed to have been first of Committed Shares and then of other Shares (including Incentive Shares). Notwithstanding anything to the contrary herein, no fraction of a Share will be issued pursuant to this Section 1(d), and if Investor (or its permitted assigns) would otherwise be entitled to a fraction of a Share, the number of Additional Period Shares to be issued to Investor (or its permitted assigns) will instead be rounded down to the nearest whole Share, without payment in lieu of such fractional Share. The Investor acknowledges and agrees that, as a result of the Domestication, the Additional Period Shares, if any, issued pursuant hereto shall be shares of common stock in a Delaware corporation (and not shares in a Cayman Islands exempted company).

(f)            For purposes of this Subscription Agreement: (i) the “Additional Period VWAP” means the average of the VWAP of a Share, determined for each of the Trading Days during the Additional Period (as defined herein); (ii) the “Additional Period” means the thirty (30) calendar day period ending on the date that is 15 months following the Initial Closing; and (iii) the “Additional Period Measurement Date” means the last day of the Additional Period. The VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

(g)            In connection with the Transaction, Issuer may, prior to the Initial Closing, enter into one or more non-redemption agreements with one or more existing holders of Class A ordinary shares of Issuer, pursuant to which, among other things, Issuer may agree to issue additional Class A ordinary shares of Issuer or Shares (“Non-Redemption Shares”) to each such holder as a condition to and an inducement of such holder agreeing to not redeem or otherwise transfer prior to the closing of the Transaction all or a portion of the Class A ordinary shares it beneficially owns as of the date of such agreement (“Non-Redemption Agreements”). The number of shares constituting the Additional Period Shares Pool will be reduced by the number of Non-Redemption Shares that Issuer agrees to issue pursuant to such Non-Redemption Agreements; provided, that in no event shall the number of Shares constituting the Additional Period Shares Pool be reduced by more than 500,000 Shares (such amount, the “Non-Redemption Amount”). If the Non-Redemption Amount is greater than 500,000, then the number of Incentive Shares shall be reduced by a number of Shares equal to the Non-Redemption Amount minus 500,000; provided, that in no event shall the number of Incentive Shares be reduced by more than 500,000 Shares.

(h)            Notwithstanding anything to the contrary in Sections 1(d) and (e), in the event that a Strategic Transaction closes during the fifteen (15)-month period beginning on the date of the Initial Closing, then the Additional Period Measurement Date shall be one day prior to the date of the closing of such Strategic Transaction and the Additional Period VWAP shall mean the actual Strategic Transaction Price. “Strategic Transaction Price” means the price per Share paid or payable to the holders of outstanding Shares, inclusive of any escrows, holdbacks or fixed deferred purchase price, but exclusive of any contingent deferred purchase price, earnouts or the like; provided that, if and to the extent such price is payable in whole or in part in the form of consideration other than cash, the value of such consideration shall be (a) with respect to any securities, (i) the average of the closing prices of the sales of such securities on all securities exchanges on which such securities are then listed, averaged over a period of thirty (30) Trading Days ending on the day as of which such value is being determined and the twenty-nine (29) consecutive days preceding such day, or (ii) if the information contemplated by the preceding clause (i) is not practically available, then the fair value of such securities as of the date of valuation as determined in accordance with the succeeding clause (b), and (b) with respect to any other non-cash assets, the fair value thereof as of the date of valuation, as determined by an independent, nationally recognized valuation firm reasonably selected by the Company, on the basis of an orderly sale to a willing, unaffiliated buyer in an arm’s-length transaction, taking into account all factors determinative of value as the investment banking firm determines relevant (and giving effect to any transfer taxes payable in connection with such sale).

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2.            Initial Closing; Additional Closing.

(a)            The Initial Closing shall occur on the date hereof substantially concurrent with the closing of the Transaction (the “Initial Closing Date”). Upon the closing of the Transaction, the Investor shall be deemed to have delivered to Issuer the Subscription Amount by accepting the Committed Shares and Incentive Shares subscribed for pursuant to this Subscription Agreement. On the closing of the Transaction, Issuer shall issue the Committed Shares and the Incentive Shares to the Investor and cause the Committed Shares and the Incentive Shares to be registered in book entry form in the name of the Investor on Issuer’s share register (which book entry records shall contain an appropriate notation concerning transfer restrictions of the Committed Shares and the Incentive Shares, in accordance with applicable securities laws of the states of the United States and other applicable jurisdictions), and will provide to the Investor evidence of such issuance from Issuer’s transfer agent. Upon such issuance and delivery, the amount of the debt owed by the Company to Investor pursuant to the Loan and Security Agreement in the amount reflected as the Subscription Amount herein shall be deemed paid in full. Prior to or at the closing of the Transaction, Investor shall deliver to Issuer a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8.

(b)            If applicable, the issuance of the Additional Shares contemplated hereby (the “Additional Closing” and together with the Initial Closing, each, a “Closing”) shall occur on the fifth (5th) business day following the Measurement Date (the “Additional Closing Date” and together with the Initial Closing Date, each, a “Closing Date”). On the Additional Closing Date, Issuer shall, upon satisfaction (or, if applicable, waiver) of the conditions set forth in Section 3, issue the Additional Shares to Investor and cause the Additional Shares to be registered in book entry form in the name of the Investor on Issuer’s share register (which book entry records shall contain an appropriate notation concerning transfer restrictions of the Additional Shares, in accordance with applicable securities laws of the states of the United States and other applicable jurisdictions), and will provide to the Investor evidence of such issuance from Issuer’s transfer agent.

3.            Closing Conditions. The obligation of the parties hereto to consummate the issuance, purchase and sale of the Shares pursuant to this Subscription Agreement is subject to the following conditions: (a) there shall not be in force any injunction or order enjoining or prohibiting the issuance and sale of the Shares under this Subscription Agreement; (b) all conditions precedent to the closing of the Transaction under the Transaction Agreement shall have been satisfied or waived (as determined by the parties to the Transaction Agreement and other than those conditions under the Transaction Agreement which, by their nature, are to be fulfilled at or substantially contemporaneously with the closing of the Transaction); (c)(i) solely with respect to the Investor’s obligation to close, the representations and warranties made by Issuer, and (ii) solely with respect to Issuer’s obligation to close, the representations and warranties made by the Investor, in each case, in this Subscription Agreement shall be true and correct in all material respects as of each Closing Date other than (x) those representations and warranties qualified by materiality, Material Adverse Effect or similar qualification, which shall be true and correct in all respects as of such Closing Date and (y) those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects (or, if qualified by materiality, Material Adverse Effect or similar qualification, all respects) as of such date, in each case without giving effect to the closing of the Transaction; (d)(i) solely with respect to the Investor’s obligation to purchase the Committed Shares pursuant to this Subscription Agreement, Issuer shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to each Closing, and (ii) solely with respect to the Issuer’s obligation to issue and sell the Shares pursuant to this Subscription Agreement, Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to each Closing; and (e) solely with respect to the Investor’s obligation to purchase the Committed Shares pursuant to this Subscription Agreement, none of the Issuer, the Company or any of their respective affiliates shall have entered into any Other Subscription Agreement with a lower Per Share Purchase Price or other terms (economic or otherwise) more favorable in any material respect to such Other Investor than as set forth in this Subscription Agreement other than any other agreement contemplated by the Transaction Agreement, and there shall not have been any amendment, waiver or modification to any Other Subscription Agreement that materially benefits any Other Investor unless the Investor has been offered the same benefit.

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4.            Further Assurances. At the closing of the Transaction and at each Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription and issuance of the Shares, as applicable, as contemplated by this Subscription Agreement.

5.            Issuer Representations and Warranties. Issuer represents and warrants to the Investor that:

(a)            Issuer is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands (to the extent such concept exists in such jurisdiction). Issuer has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement. As of each Closing Date, following the Domestication, Issuer will be duly incorporated, validly existing as a corporation and in good standing under the laws of the State of Delaware.

(b)            As of each Closing Date, the Shares will be duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under Issuer’s certificate of incorporation (as in effect at such time of issuance) or under the Delaware General Corporation Law.

(c)            This Subscription Agreement has been duly authorized, executed and delivered by Issuer and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Investor, this Subscription Agreement is enforceable against Issuer in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

(d)            The issuance and sale by Issuer of the Shares pursuant to this Subscription Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Issuer or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Issuer or any of its subsidiaries is a party or by which Issuer or any of its subsidiaries is bound or to which any of the property or assets of Issuer is subject that would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Issuer and its subsidiaries, taken as a whole (a “Material Adverse Effect”), or materially affect the validity of the Shares or the legal authority of Issuer to comply in all material respects with its obligations under this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of Issuer; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Issuer or any of its properties that would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Shares or the legal authority of Issuer to comply in all material respects with its obligations under this Subscription Agreement.

(e)            As of their respective filing dates, all reports required to be filed by Issuer with the SEC since July 24, 2020 (the “SEC Reports”) complied in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder. As of the date hereof, there are no material outstanding or unresolved comments in comment letters received by Issuer from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports.

(f)            Issuer is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the issuance of the Shares pursuant to this Subscription Agreement, other than (i) filings with the SEC, (ii) filings required by applicable state securities laws, (iii) the filings required in accordance with Section 13 of this Subscription Agreement, (iv) those required by The Nasdaq Stock Market LLC, including with respect to obtaining approval of Issuer’s stockholders, and (v) the failure of which to obtain would not be reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

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(g)            As of the date hereof, Issuer has not received any written communication from a governmental authority that alleges that Issuer is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(h)            Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6 of this Subscription Agreement, no registration under the Securities Act of 1933, as amended (the “Securities Act”), is required for the offer and sale of the Shares by Issuer to the Investor.

(i)            Neither Issuer nor any person acting on its behalf has offered or sold the Shares by any form of general solicitation or general advertising in violation of the Securities Act.

(j)            As of the date hereof, the issued and outstanding Class A ordinary shares of Issuer are registered pursuant to Section 12(b) of the Exchange Act. Following the Domestication, the Shares are expected to be registered under the Exchange Act.

(k)            Issuer is not under any obligation to pay any broker’s fee or commission in connection with the sale of the Shares other than to the Placement Agents (as defined below).

6.            Investor Representations and Warranties. The Investor represents and warrants to Issuer that:

(a)            The Investor (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of 501(a)(1), (2), (3) or (7) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is an “institutional account” (as defined in FINRA Rule 4512(c)), (iii) is not an underwriter (as defined in Section 2(a)(11) of the Securities Act) and is aware that the sale is being made in reliance on a private placement exemption from registration under the Securities Act and is acquiring the Shares only for its own account and not for the account of others, or if the Investor is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iv) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. The Investor is not an entity formed for the specific purpose of acquiring the Shares. The Investor has completed Schedule A following the signature page hereto and the information contained therein is accurate and complete. Accordingly, the Investor understands that the offering meets the exemptions from filing under FINRA Rule 5123(b)(1)(C) or (J).

(b)            The Investor is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, including its participation in the Transaction and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Shares without reliance on Citigroup Global Markets Inc. (“Citi”) and Jefferies LLC (“Jefferies” and together with Citi, the “Placement Agents” and individually, a “Placement Agent”) or any of their respective affiliates, or any control persons, officers, directors, employees, agents or representatives of any of the foregoing. Accordingly, the Investor understands that the offering meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b). The Investor has determined based on its own independent review and such professional advice as it deems appropriate that the Investor’s purchase of the Shares and participation in the Transaction (i) are fully consistent with its financial needs, objectives and condition, (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to it, (iii) have been duly authorized and approved by all necessary action, (iv) do not and will not violate or constitute a default under the Investor’s charter, by-laws or other constituent document or under any law, rule, regulation, agreement or other obligation by which it is bound and (v) are a fit, proper and suitable investment for the Investor, notwithstanding the substantial risks inherent in investing in or holding the Shares. The Investor is able to bear the substantial risks associated with its purchase of the Shares, including, but not limited to, loss of its entire investment therein.

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(c)            The Investor acknowledges and agrees that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that the Shares have not been registered under the Securities Act and that Issuer is not required to register the Shares except as set forth in Section 7 of this Subscription Agreement. The Investor acknowledges and agrees that the Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to Issuer or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and, in each case, in accordance with any applicable securities laws of the states of the United States and other applicable jurisdictions, and that any certificates or book entry records representing the Shares shall contain a restrictive legend to such effect. The Investor acknowledges and agrees that the Shares will be subject to these securities law transfer restrictions and, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Investor acknowledges and agrees that the Shares will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act until at least one year from the date that the Company files a Current Report on Form 8-K following the closing date of the Transaction that includes the “Form 10” information required under applicable SEC rules and regulations. The Investor shall not engage in hedging transactions with regard to the Shares unless in compliance with the Securities Act. The Investor acknowledges and agrees that it has been advised to consult legal counsel and tax and accounting advisors prior to making any offer, resale, transfer, pledge or disposition of any of the Shares.

(d)            The Investor acknowledges and agrees that the Investor is purchasing the Shares from Issuer. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by or on behalf of Issuer, the Company, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of Issuer expressly set forth in Section 5 of this Subscription Agreement.

(e)            The Investor acknowledges and agrees that the Investor has received, reviewed and understood the offering materials made available to it in connection with the Transaction, and has received and has had an adequate opportunity to review, such financial and other information as the Investor deems necessary in order to make an investment decision with respect to the Shares, including, with respect to Issuer, the Transaction and the business of the Company and its subsidiaries. The Investor acknowledges that certain information received was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in such projections. The Investor acknowledges that such information and projections were prepared without the participation of the Placement Agents and that the Placement Agents do not assume responsibility for independent verification of, or the accuracy or completeness of, such information or projections. Without limiting the generality of the foregoing, the Investor acknowledges that it has reviewed Issuer’s filings with the SEC. The Investor acknowledges and agrees that, without reliance upon the Placement Agents or any of their respective affiliates, or any control persons, officers, directors, employees, agents or representatives of any of the foregoing, each of the Investor and the Investor’s professional advisor(s), if any, (a) has conducted its own investigation of the Issuer, the Company and the Shares and has not relied on any statements or other information provided by the Placement Agents concerning the Issuer, the Company or the Shares or the offer and sale of the Shares, (b) has had access to, and an adequate opportunity to review, financial and other information as it deems necessary to make a decision to purchase the Shares, (c) has been offered the opportunity to ask questions of the Issuer and the Company and received answers thereto, including on the financial information, as it deemed necessary in connection with its decision to purchase the Shares; and (d) has made its own assessment and have satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Shares. The Investor further acknowledges that the information provided to it is preliminary and subject to change, and that any changes to such information, including, without limitation, any changes based on updated information or changes in terms of the Transaction, shall in no way affect the Investor’s obligation to purchase the Shares hereunder.

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(f)            The Investor became aware of this offering of the Shares solely by means of direct contact between the Investor and Issuer, the Company or a representative of Issuer or the Company, and the Shares were offered to the Investor solely by direct contact between the Investor and Issuer, the Company or a representative of Issuer or the Company. The Investor did not become aware of this offering of the Shares, nor were the Shares offered to the Investor, by any other means. The Investor acknowledges that the Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Issuer, the Company, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the representations and warranties of the Issuer contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in the Issuer. The Investor is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice that it deems appropriate) with respect to the Transaction, the Shares and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company, including, but not limited to, all business, legal, regulatory, accounting, credit and tax matters. Based on such information as the Investor has deemed appropriate and without reliance upon the Placement Agents, the Investor has independently made its own analysis and decision to enter into the Transaction.

(g)            The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in Issuer’s filings with the SEC. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision. The Investor is able to fend for itself in the transactions contemplated herein, has exercised its independent judgment in evaluating its investment in the Shares, is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision. The Investor acknowledges that Investor shall be responsible for any of the Investor’s tax liabilities that may arise as a result of the transactions contemplated by this Subscription Agreement, and that neither Issuer nor the Company has provided any tax advice or any other representation or guarantee regarding the tax consequences of the transactions contemplated by the Subscription Agreement.

(h)            Alone, or together with any professional advisor(s), the Investor has been furnished with all materials that it considers relevant to an investment in the Shares, has had a full opportunity to ask questions of and receive answers from Issuer or any person or persons acting on behalf of Issuer concerning the terms and conditions of an investment in the Shares, has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in Issuer. The Investor acknowledges specifically that a possibility of total loss exists.

(i)            In making its decision to purchase the Shares, the Investor has relied solely upon independent investigation made by the Investor and the representations and warranties of Issuer in Section 5. Without limiting the generality of the foregoing, the Investor has not relied on any statements or other information provided by or on behalf of the Placement Agents or any of their respective affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing concerning Issuer, the Company, the Transaction, the Transaction Agreement, this Subscription Agreement or the transactions contemplated hereby or thereby, the Shares or the offer and sale of the Shares.

(j)            The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

(k)            The Investor has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

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(l)            The execution, delivery and performance by the Investor of this Subscription Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and will not violate any provisions of the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature of the Investor on this Subscription Agreement is genuine, and the signatory has legal competence and capacity to execute the same or the signatory has been duly authorized to execute the same, and, assuming that this Subscription Agreement constitutes the valid and binding agreement of Issuer, this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(m)            Neither the Investor nor any of its officers, directors, managers, managing members, general partners or any other person acting in a similar capacity or carrying out a similar function, is (i) a person named on the Specially Designated Nationals and Blocked Persons List, the Foreign Sanctions Evaders List, the Sectoral Sanctions Identification List, or any other similar list of sanctioned persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), or any similar list of sanctioned persons administered by the European Union or any individual European Union member state, including the United Kingdom (collectively, “Sanctions Lists”); (ii) directly or indirectly owned or controlled by, or acting on behalf of, one or more persons on a Sanctions List; (iii) organized, incorporated, established, located in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, Venezuela, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, the European Union or any individual European Union member state, including the United Kingdom; (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). The Investor represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. The Investor also represents that it maintains policies and procedures reasonably designed to ensure compliance with sanctions administered by the United States, the European Union, or any individual European Union member state, including the United Kingdom, to the extent applicable to it. The Investor further represents that the funds held by the Investor and used to purchase the Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

(n)            If the Investor is or is acting on behalf of (i) an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan, an individual retirement account or other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement described in clauses (i) and (ii) (each, an “ERISA Plan”), or (iv) an employee benefit plan that is a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA), a non-U.S. plan (as described in Section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing clauses (i), (ii) or (iii) but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws,” and together with ERISA Plans, “Plans”), the Investor represents and warrants that (A) neither Issuer nor any of its affiliates has provided investment advice or has otherwise acted as the Plan’s fiduciary, with respect to its decision to acquire and hold the Shares, and none of the parties to the Transaction is or shall at any time be the Plan’s fiduciary with respect to any decision in connection with the Investor’s investment in the Shares; and (B) its purchase of the Shares will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or any applicable Similar Law.

(o)            No disclosure or offering document has been prepared by the Placement Agents or any of their respective affiliates, or any control persons, officers, directors, employees, agents or representatives of any of the foregoing, in connection with the offer and sale of the Shares.

(p)            In connection with the issue and purchase of the Shares, the Placement Agents have not acted as the undersigned’s financial advisor or fiduciary. The Investor acknowledges that neither the Placement Agents, nor any of its affiliates nor any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing have made any independent investigation with respect to the Issuer, the Company or its subsidiaries or any of their respective businesses, or the Shares or the accuracy, completeness or adequacy of any information supplied to the Investor by the Issuer.

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(q)            None of the Placement Agents, nor any of their respective affiliates, nor any control persons, officers, directors, employees, agents or representatives of any of the foregoing has (a) made and will not make any representation or warranty, whether express or implied, of any kind or character and has not provided any advice or recommendation in connection with the Transaction, (b) made any independent investigation with respect to Issuer, the Company or its subsidiaries or any of their respective businesses, or the Shares or the accuracy, completeness or adequacy of any information supplied to the Investor by Issuer, (c) any responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the Transaction or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) or any thereof, or (ii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company or the Transaction, and (d) any liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by the Investors, Issuer, the Company or any other person or entity), whether in contract, tort or otherwise, to the Investor, or to any person claiming through the Investor, in respect of the Transaction.

(r)            In connection with the issue and purchase of the Shares, the Placement Agents are acting solely as placement agents to the Issuer in connection with the Transaction, and none of the Placement Agents, nor any of their respective affiliates, or any control persons, officers, directors, employees, agents or representatives of any of the foregoing, are acting as an underwriter or in any other capacity and is not and shall not be construed as a financial advisor or fiduciary for the Investor, the Issuer, the Company or any other person or entity in connection with the Transaction.

(s)            The Investor is aware that Citi is acting as a Placement Agent and is also acting as financial advisor to the Company in connection with the Transaction. The Investor that Jefferies is acting as financial advisor and capital markets advisor to the Issuer in connection with the Transaction and is also a Placement Agent. The Investor understands and acknowledges that Jefferies’ role as financial advisor and capital markets advisor to the Issuer may give rise to potential conflicts of interest or the appearance thereof and that these conflicts may potentially conflict with, or be adverse to, the Investor’s interests. The Investor hereby waives, to the fullest extent permitted by law, any claims it may have based on any actual or potential conflict of interest or similar claim, whether known or unknown, contingent or otherwise and wherever and whenever arising in connection with, relating to or arising from Jefferies acting as financial advisor and capital markets advisor to the Issuer.

(t)            The Investor has or has commitments to have and, when required to deliver payment to Issuer pursuant to Section 2 above, will have, sufficient funds to pay the Subscription Amount and consummate the purchase and sale of the Shares pursuant to this Subscription Agreement.

(u)            The Investor acknowledges that the Placement Agents may have acquired, or may acquire, non-public information with respect to Issuer, which the Investor agrees need not be provided to it.

7.            Registration Rights.

(a)            Issuer agrees that, within thirty (30) business days following the Initial Closing Date (such deadline, the “Initial Filing Deadline”), Issuer will submit to or file with the SEC a registration statement for a shelf registration on Form S-1 or Form S-3 (if Issuer is then eligible to use a Form S-3 shelf registration) (the “Initial Registration Statement”), in each case, covering the resale of the Committed Shares and the Incentive Shares acquired by the Investor pursuant to this Subscription Agreement which are eligible for registration (determined as of two business days prior to such submission or filing) (the “Committed Registrable Shares”). In the event that any Additional Shares issued to Investor pursuant to the terms of this Subscription Agreement are not permitted by the SEC to be registered on the Registration Statement, Issuer agrees that, within thirty (30) business days following the Additional Closing Date (the “Additional Filing Deadline” and, together with the Initial Filing Deadline, each, a “Filing Deadline”), Issuer will submit to or file with the SEC a registration statement for a shelf registration on Form S-1 or Form S-3 (if Issuer is then eligible to use a Form S-3 shelf registration) (an “Additional Registration Statement” and, together with the Initial Registration Statement, each, a “Registration Statement”), in each case, covering the resale of the Additional Shares acquired by the Investor pursuant to this Subscription Agreement which are eligible for registration (determined as of two business days prior to such submission or filing) (the “Additional Registrable Shares” and, together with the Committed Registrable Shares, the “Registrable Shares”). Issuer shall use its commercially reasonable efforts to have each Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 120th calendar day following the filing date thereof if the SEC notifies Issuer that it will “review” the Registration Statement (including a limited review) and (ii) the 10th business day after the date Issuer is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Deadline”).

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(b)            Notwithstanding anything to the contrary herein, Issuer’s obligations to include any Registrable Shares in a Registration Statement are contingent upon Investor furnishing in writing to Issuer such information regarding Investor or its permitted assigns, the securities of Issuer held by Investor and the intended method of disposition of such Registrable Shares (which shall be limited to non-underwritten public offerings) as shall be reasonably requested by Issuer to effect the registration of such Registrable Shares at least five (5) business days in advance of the expected filing date of the applicable Registration Statement, and Investor shall execute such documents in connection with such registration as Issuer may reasonably request that are customary of a selling stockholder in similar situations, including providing that Issuer shall be entitled to postpone and suspend the effectiveness or use of such Registration Statement, if applicable, during any customary blackout or similar period or as permitted hereunder; provided that Investor shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Registrable Shares. Notwithstanding the foregoing, if the SEC prevents Issuer from including any or all of the Registrable Shares proposed to be registered under a Registration Statement due to limitations on the use of Rule 415 under the Securities Act for the resale of the Registrable Shares pursuant to this Section 7 by the applicable stockholders or otherwise, such Registration Statement shall register for resale such number of Registrable Shares which is equal to the maximum number of Registrable Shares as is permitted to be registered by the SEC. In such event, the number of Registrable Shares to be registered for each selling stockholder named in such Registration Statement shall be reduced pro rata among all such selling stockholders. In the event Issuer amends the Registration Statement in accordance with the foregoing, Issuer will use its commercially reasonable efforts to file with the SEC, as promptly as allowed by the SEC, one or more registration statements to register the resale of those Registrable Shares that were not registered on the initial Registration Statement, as so amended. For as long as the Investor holds Registrable Shares, Issuer will use commercially reasonable efforts to file all reports for so long as the condition in Rule 144(c)(1) (or Rule 144(i)(2), if applicable) is required to be satisfied, and provide all customary and reasonable cooperation, necessary to enable the undersigned to resell the Registrable Shares pursuant to Rule 144 of the Securities Act (in each case, when Rule 144 of the Securities Act becomes available to the Investor). Any failure by Issuer to file a Registration Statement by the applicable Filing Deadline or to effect such Registration Statement by the Effectiveness Deadline with respect thereto shall not otherwise relieve Issuer of its obligations to file or effect the applicable Registration Statement as set forth above in this Section 7.

(c)            At its expense Issuer shall:

(i)            except for such times as Issuer is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which Issuer determines to obtain, continuously effective with respect to Investor, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (A) Investor ceases to hold any Registrable Shares, (B) the date all Registrable Shares held by Investor may be sold without restriction under Rule 144, including, without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for Issuer to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), and (C) two (2) years from the date of effectiveness of the Registration Statement (the period of time during which Issuer is required hereunder to keep a Registration Statement effective is referred to herein as the “Registration Period”);

(ii)            during the Registration Period, advise Investor, as expeditiously as practicable:

(1)            when a Registration Statement or any amendment thereto has been filed with the SEC;

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(2)            after it shall receive notice or obtain knowledge thereof, of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(3)            of the receipt by Issuer of any notification with respect to the suspension of the qualification of the Registrable Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(4)            subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, Issuer shall not, when so advising Investor of such events, provide Investor with any material, nonpublic information regarding Issuer other than to the extent that providing notice to Investor of the occurrence of the events listed in (1) through (4) above constitutes material, nonpublic information regarding Issuer;

(iii)            during the Registration Period, use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv)            during the Registration Period, upon the occurrence of any event contemplated in Section 7(c)(ii)(4) above, except for such times as Issuer is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, Issuer shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v)            during the Registration Period, use its commercially reasonable efforts to cause all Registrable Shares to be listed on the Stock Exchange;

(vi)            during the Registration Period, use its commercially reasonable efforts to allow the Investor to review disclosure regarding the Investor in any Registration Statement; and

(vii)            during the Registration Period, otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Investor, consistent with the terms of this Subscription Agreement, in connection with the registration of the Registrable Shares.

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(d)            Notwithstanding anything to the contrary in this Subscription Agreement, Issuer shall be entitled to delay the filing or effectiveness of, or suspend the use of, a Registration Statement if it determines that in order for such Registration Statement not to contain a material misstatement or omission, (i) an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act, (ii) the negotiation or consummation of a transaction by Issuer or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event Issuer’s board of directors reasonably believes would require additional disclosure by Issuer in such Registration Statement of material information that Issuer has a bona fide business purpose for keeping confidential and the non-disclosure of which in such Registration Statement would be expected, in the reasonable determination of Issuer’s board of directors to cause such Registration Statement to fail to comply with applicable disclosure requirements, or (iii) in the good faith judgment of the majority of the members of Issuer’s board of directors, such filing or effectiveness or use of such Registration Statement, would be seriously detrimental to Issuer and the majority of the members of Issuer’s board of directors concludes as a result that it is essential to defer such filing (each such circumstance, a “Suspension Event”); provided, however, that Issuer may not delay or suspend a Registration Statement on more than three occasions or for more than ninety (90) consecutive calendar days, or more than one hundred and twenty (120) total calendar days in each case during any twelve-month period. Upon receipt of any written notice from Issuer of the happening of any Suspension Event during the period that a Registration Statement is effective or if as a result of a Suspension Event a Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made, in the case of the prospectus) not misleading, Investor agrees that (i) it will immediately discontinue offers and sales of the Registrable Shares under such Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Investor receives copies of a supplemental or amended prospectus (which Issuer agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by Issuer that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by Issuer unless otherwise required by law or subpoena. If so directed by Issuer, Investor will deliver to Issuer or, in Investor’s sole discretion destroy, all copies of the prospectus covering the Registrable Shares in Investor’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Shares shall not apply (A) to the extent Investor is required to retain a copy of such prospectus (1) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (2) in accordance with a bona fide pre-existing document retention policy or (B) to copies stored electronically on archival servers as a result of automatic data back-up.

(e)            Indemnification.

(i)            Issuer agrees to indemnify, to the extent permitted by law, Investor (to the extent a seller under any Registration Statement), its directors, officers and each person who controls Investor (within the meaning of the Securities Act or the Exchange Act), to the extent permitted by law, against all losses, claims, damages, liabilities and reasonable and documented out of pocket expenses (including reasonable and documented outside attorneys’ fees of one law firm (and one firm of local counsel)) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement (“Prospectus”) or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information or affidavit so furnished in writing to Issuer by or on behalf of such Investor expressly for use therein.

(ii)            In connection with any Registration Statement in which an Investor is participating, such Investor shall furnish (or cause to be furnished) to Issuer in writing such information and affidavits as Issuer reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify Issuer, its directors and officers and each person or entity who controls Issuer (within the meaning of the Securities Act or the Exchange Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable outside attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained (or not contained in, in the case of an omission) in any information or affidavit so furnished in writing by on behalf of such Investor expressly for use therein; provided, however, that the liability of such Investor shall be several and not joint with any Other Investor and shall be in proportion to and limited to the net proceeds received by such Investor from the sale of Registrable Shares giving rise to such indemnification obligation.

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(iii)            Any person or entity entitled to indemnification herein shall (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (B) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(iv)            The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of securities.

(v)            If the indemnification provided under this Section 7(d) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, however, that the liability of the Investor shall be limited to the net proceeds received by such Investor from the sale of Registrable Shares giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 7(d)(i), (ii) and (iii) above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7(d)(v) from any person or entity who was not guilty of such fraudulent misrepresentation.

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8.            Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms without being consummated, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, (c) if the conditions to the Initial Closing set forth in Section 3 of this Subscription Agreement are not satisfied, or are not capable of being satisfied, on or prior to the Initial Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement to be consummated at the Initial Closing will not be or are not consummated at the Initial Closing; provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach. Issuer shall notify the Investor of the termination of the Transaction Agreement promptly after the termination of such agreement. Upon the termination of this Subscription Agreement in accordance with this Section 8, any monies paid by the Investor to Issuer in connection herewith shall be promptly (and in any event within one business day after such termination) returned to the Investor.

9.            Investor Covenant. Investor hereby agrees that, from the date of this Subscription Agreement, none of Investor, its controlled affiliates, or any person or entity acting on behalf of Investor or any of its controlled affiliates or pursuant to any understanding with Investor or any of its controlled affiliates will engage in any Short Sales with respect to securities of Issuer prior to the Additional Closing Date. For purposes of this Section 9, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, (i) nothing herein shall prohibit other entities under common management with Investor that have no knowledge of this Subscription Agreement or of Investor’s participation in the Transaction (including Investor’s controlled affiliates and/or affiliates) from entering into any Short Sales and (ii) in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Subscription Agreement.

10.            Trust Account Waiver. The Investor acknowledges that Issuer is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving Issuer and one or more businesses or assets. The Investor further acknowledges that, as described in Issuer’s prospectus relating to its initial public offering dated July 27, 2020 (the “IPO Prospectus”) available at www.sec.gov, substantially all of Issuer’s assets consist of the cash proceeds of Issuer’s initial public offering and private placement of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of Issuer, its public shareholders and the underwriter of Issuer’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to Issuer to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the IPO Prospectus. For and in consideration of Issuer entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, the Investor hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account, and irrevocably agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement. Investor agrees and acknowledges that such irrevocable waiver is material to this Subscription Agreement and specifically relied upon by Issuer and its affiliates to induce Issuer to enter in this Subscription Agreement, and each such party further intends and understands such waiver to be valid, binding and enforceable against the Investor and its affiliates under applicable law. To the extent Investor commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to Issuer or its affiliates, which proceeding seeks, in whole or in part, monetary relief against Issuer or its affiliates, the Investor hereby acknowledges and agrees that the Investor’s sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit the Investor (or any person claiming on any of their behalves or in lieu of any of the Investor) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein and in the event of any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to Issuer or its affiliates, which proceeding seeks, in whole or in part, relief against the Trust Account (including any distributions therefrom) in violation of this Subscription Agreement, Issuer shall be entitled to recover from the Investor and its affiliates, the associated legal fees and costs in connection with any such action, in the event Issuer or its affiliates, as applicable, prevails in such action or proceeding. Notwithstanding any else in this Section 10, nothing herein shall be deemed to limit the Investor’s right, title, interest or claim to the Trust Account by virtue of the Investor’s record or beneficial ownership of any equity interests in Issuer acquired by any means other than pursuant to this Subscription Agreement.

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11.            Miscellaneous.

(a)            Neither this Subscription Agreement nor any rights that may accrue to the Investor hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned; provided that the Investor may assign its rights and obligations under this Subscription Agreement to one or more of its affiliates (including other investment funds or accounts managed or advised by the investment manager who acts on behalf of the Investor or an affiliate thereof); provided, further, that no such assignment shall relieve the Investor of its obligations hereunder.

(b)            Issuer may request from the Investor such additional information as Issuer may deem necessary to evaluate the eligibility of the Investor to acquire the Shares and in connection with the inclusion of the Shares in the Registration Statement, and the Investor shall provide such information as may reasonably be requested. The Investor acknowledges that Issuer may file a copy of this Subscription Agreement with the SEC as an exhibit to a current or periodic report or a registration statement of Issuer.

(c)            The Investor acknowledges that Issuer and the Placement Agents (as third party beneficiaries with the right to enforce Section 4, Section 5, Section 6, Section 10, and Section 11 hereof on their own behalf and not, for the avoidance of doubt, on behalf of Issuer) will rely on the acknowledgments, understandings, agreements, representations and warranties of the Investor contained in this Subscription Agreement. Prior to the Additional Closing, the Investor agrees to promptly notify Issuer and the Placement Agents if any of the acknowledgments, understandings, agreements, representations and warranties of the Investor set forth herein are no longer accurate. The Investor acknowledges and agrees that each purchase by the Investor of Shares from Issuer will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notification) by the Investor as of the time of such purchase.

(d)            Issuer, the Placement Agent and the Investor are each entitled to rely upon this Subscription Agreement and each is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(e)            All of the representations and warranties contained in this Subscription Agreement shall survive each Closing. All of the covenants and agreements made by each party hereto in this Subscription Agreement shall survive each Closing until the applicable statute of limitations or in accordance with their respective terms, if a shorter period.

(f)            This Subscription Agreement may not be modified, waived or terminated (other than pursuant to the terms of Section 8 above) except by an instrument in writing, signed by each of the parties hereto. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties and third party beneficiaries hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

(g)            This Subscription Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as set forth in Section 11(c) with respect to the persons referenced therein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns.

(h)            Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

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(i)            If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(j)            This Subscription Agreement may be executed in one or more counterparts (including by electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(k)            The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that the Company shall be entitled to specifically enforce the Investor’s obligations to fund the Subscription Amount and the provisions of the Subscription Agreement of which the Company is an express third party beneficiary, in each case, on the terms and subject to the conditions set forth herein.

(l)            THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK (OR, TO THE EXTENT SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, THE SUPERIOR COURT OF THE STATE OF NEW YORK, OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF NEW YORK) SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS SUBSCRIPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN THIS SECTION 11(l) OF THIS SUBSCRIPTION AGREEMENT OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF. THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRED THE APPLICATION OF THE LAW OF ANY OTHER STATE.

(m)            EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY; AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 11(m).

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12.            Non-Reliance and Exculpation. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the statements, representations and warranties of Issuer expressly contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in Issuer. The Investor acknowledges and agrees that none of (i) any Other Investor pursuant to this Subscription Agreement or any Other Subscription Agreement (including the Investor’s affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing) or (ii) the Placement Agents, their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing, shall have any liability to the Investor or to any Other Investor pursuant to, arising out of or relating to this Subscription Agreement or any Other Subscription Agreement, the negotiation hereof or thereof or its subject matter, or the transactions contemplated hereby or thereby, including, without limitation, with respect to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares or with respect to any claim (whether in tort, contract or otherwise) for breach of this Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by the Issuer, the Company, the Placement Agents or any Non-Party Affiliate (as defined below) concerning the Issuer, the Company, the Placement Agents, any of their respective controlled affiliates, this Subscription Agreement or the transactions contemplated hereby. For purposes of this Subscription Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of the Issuer, the Company, any Placement Agent or any of the Issuer’s, the Company’s or the Placement Agents’ controlled affiliates or any family member of the foregoing. The Investor agrees that none of the Placement Agents shall be liable to it (including in contract, tort, under federal or state securities laws or otherwise) for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the sale of Shares pursuant to this Subscription Agreement. On behalf of the Investor and its affiliates, the Investor releases the Placement Agents in respect of any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements related to the sale of Shares pursuant to this Subscription Agreement. The Investor agrees not to commence any litigation or bring any claim against any of the Placement Agents in any court or any other forum which relates to, may arise out of, or is in connection with, the sale of Shares pursuant to this Subscription Agreement. This undertaking is given freely and after obtaining independent legal advice.

13.            Press Releases. All press releases or other public communications relating to the transactions contemplated hereby between Issuer and the Investor, and the method of the release for publication thereof, shall prior to the Additional Closing be subject to the prior approval of (i) Issuer, and (ii) to the extent such press release or public communication references the Investor or its affiliates or investment advisers by name, the Investor, which approval shall not be unreasonably withheld or conditioned; provided that neither Issuer nor the Investor shall be required to obtain consent pursuant to this Section 13 to the extent any proposed release or statement is substantially equivalent to the information that has previously been made public without breach of the obligation under this Section 13. The restriction in this Section 13 shall not apply to the extent the public announcement is required by applicable securities law, any governmental authority or Stock Exchange rule; provided that in such an event, the applicable party shall use its commercially reasonable efforts to consult with the other party in advance as to its form, content and timing.

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14.            Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iv) when delivered by email (in each case in this clause (iv), solely if receipt is confirmed, but excluding any automated reply, such as an out-of-office notification), addressed as follows:

If to the Investor, to the address provided on the Investor’s signature page hereto.

If to Issuer, to:

ACE Convergence Acquisition Corp.
1013 Centre Road, Suite 403S
Wilmington, DE 19805

Attention:	Behrooz Abdi
Email:	behrooz@acev.io

with copies to (which shall not constitute notice), to:

Skadden, Arps, Slate, Meagher & Flom LLP
525 University Avenue, Suite 1400
Palo Alto, California 94301

Attention:	Michael Mies
Email:	michael.mies@skadden.com

and

If to the Company, to:

Tempo Automation, Inc.
2460 Alameda St.
San Francisco, CA 94103

Attention:	Ryan Benton
Email:	rbenton@tempoautomation.com

and

Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, TX 77002

Attention:	Ryan J. Maierson
Thomas G. Brandt
Email:	ryan.maierson@lw.com
thomas.brandt@lw.com

or to such other address or addresses as the parties may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor:	State/Country of Formation or Domicile:

By:
Name:
Title:

Name in which Shares are to be registered (if different):	Date: November 22, 2022

Investor’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:

Facsimile No.:	Facsimile No.:

Number of Committed Shares subscribed for:

Aggregate Subscription Amount:	Price Per Share: $10.00

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, Issuer has accepted this Subscription Agreement as of the date set forth below.

ACE CONVERGENCE ACQUISITION CORP.

By:
Name: Behrooz Abdi
Title: Chief Executive Officer

[Signature Page to Subscription Agreement]

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the applicable subparagraphs):

☐	We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs):

1.	☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”

☐	Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐	Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐	Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐	Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

☐	Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

This page should be completed by the Investor
and constitutes a part of the Subscription Agreement.